SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):February 1, 2000

                             Biotech HOLDRsSM Trust
                                Initial Depositor
             (Exact name of registrant as specified in its charter)

                             Biotech HOLDRsSM Trust
                      [Issuer with respect to the receipts]

                                    New York
                 (State or other jurisdiction of incorporation)

                             Commission File Number

                                 Not applicable
                      (I.R.S. Employer Identification No.)

                      c/o The Bank of New York, as Trustee
                            101 Barclay Street, 22-W
                               New York, New York
              (Address of principal executive offices and zip code)

                               Page 1 of 5 pages.
                      The Exhibit Index appears at Page 4.


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Item 5.  Other Events

         Immunex Corporation has declared a three-for-one stock split on its common stock, to be effected by means of a stock dividend to shareholders of record on March 6, 2000. The shares of common stock will begin trading on a split-adjusted basis on March 21, 2000. At such date, the share amount of Immunex Corporation represented by a round-lot of 100 Biotech HOLDRs will be 42.

         MedImmune, Inc. has declared a three-for-one stock split on its common stock, to be effected by means of a stock dividend to shareholders of record on May 18, 2000. The shares of common stock will begin trading on a split-adjusted basis on June 5, 2000. At such date, the share amount of MedImmune, Inc. represented by a round-lot of 100 Biotech HOLDRs will be 15.

         Sepracor Inc. declared a two-for-one stock split on its common stock, to be effected by means of a stock dividend to shareholders of record on February 1, 2000. The shares of common stock began trading on a split-adjusted basis on February 28, 2000. The share amount of Sepracor Inc. represented by a round-lot of 100 Biotech HOLDRs is 6.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits

               (99) Biotech HOLDRsSM Trust Prospectus Supplement No.  2 dated
                    March 2, 2000 to Prospectus dated November 22, 1999.











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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


Date: March 3, 2000           By:  /s/ Stephen G. Bodurtha
                                   ---------------------------
                                   Name:  Stephen G. Bodurtha
                                   Title: Attorney-in-Fact
















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                                  EXHIBIT INDEX

Number and Description of Exhibit                            Sequential
---------------------------------                            Page Number
                                                             -----------

(99) Biotech HOLDRsSM Trust Prospectus                          Pg. 5
Supplement No. 2 dated March 2, 2000 to
Prospectus dated November 22, 1999.





















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